FORM C

                                ESCROW AGREEMENT
                         (Performance Escrow Agreement)

THIS AGREEMENT made effective this 30th day of April, 1997.

                  ALPHA VENTURES INC. (herein called the "Issuer")

                                                      OF THE FIRST PART

                                                       - and -

                  MONTREAL TRUST COMPANY OF CANADA

                  (herein called the "Trustee")

                                                      OF THE SECOND PART

                                                       - and -

                  KRAFT INVESTMENTS CORP., 1077431 ONTARIO LIMITED, RRSP# 009516S FIRST MARATHON SECURITIES LIMITED(Michael P. Kraft, Beneficiary) AND RRSP# 371-05025 NESBITT BURNS INC.
                  (Richard Sherman, Beneficiary)(herein collectively called the "Security Holders")

                                                      OF THE THIRD PART

     WHEREAS certain of the Security Holders and the Issuer entered into a Pre-Tender Agreement dated the 28th day of October, 1996.

     AND WHEREAS the Issuer has made a Take-Over Bid for up to all the shares of Alpha Corporation ("AC") for the consideration for such property being at least in part the allotment of securities in the Issuer to the Security Holders and the other shareholders of AC, the property and the number of securities and the names of the Security Holders presently owning or about to receive such securities being respectively and more particularly described in Schedule "A" attached to and forming part of this agreement;

     AND WHEREAS to comply with the requirements of The Alberta Stock Exchange, the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be received by them;

     AND WHEREAS the Parties hereto have concurrently entered into a Form A Escrow Agreement with other former shareholders of AC;

     AND WHEREAS the Trustee has agreed to undertake and perform its duties to the terms and conditions thereof,

     NOW THEREFORE this agreement witnesses that, in consideration of the sum of one dollar ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties to each other, the Security Holders jointly and severally covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders jointly and severally as follows:

     1. Where used in this agreement, or in any amendment of supplement hereto, unless the context otherwise requires, the following words and phrases shall have the following ascribed to them below:

     a. "Cash Flow" means net income derived from the business of the Issuer, as shown on the audited financial statements or verified by Issuer's auditors, adjusted for the following add backs:

i.       depreciation,
ii.      depletion,
iii      deferred taxes,
iv.      amortization of goodwill, and
v.       amortization of research and development costs.

     b. "Related Party" means promoters, officers, directors, other insiders of the Issuer and any associates or affiliates of the foregoing.

     2. Each of the Security Holders hereby places and deposits in escrow with the Trustee those of his securities in the Issuer which are represented by the certificates described in Schedule "X" and the Trustee hereby acknowledges receipt of those certificates. The Security Holders agree to deposit in escrow any further certificates representing securities in the Issuer which he may receive as a stock dividend on securities hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

     3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the securities and the beneficial ownership of or any interest in them and the certificate representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death or bankruptcy of any Security Holder, in which case the Trustee shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof

     4. The Security Holders direct the Trustee to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by this agreement and agrees to perform them in accordance with the terms of this Agreement and the written consent, orders or directions of the Exchange.

     5. Any Security Holder may apply to the Exchange for a consent for a transfer within escrow and shall, before applying, give reasonable notice in writing of its intention to the Issuer and the Trustee.

     6. (a) The Exchange will consent to the release from escrow of one share for each $0.20 of Cash Flow.

     (b) Any release from escrow under this paragraph 6 shall be made pursuant to a written application of behalf of the Issuer or the Security Holders, which application shall be accompanied by evidence of the Cash Flow received in a form satisfactory to the Exchange. Application for release may only be made once per year and may only relate to Cash Flow received in the preceding fiscal year or the fiscal years of the Issuer since the last release from escrow pursuant to this agreement, whichever is greater. All shares released from escrow shall, unless otherwise directed by the Exchange, be distributed pro-rata to all Security Holders.

     (c) Notwithstanding subparagraph (b) above, the maximum number of shares to be released from escrow in any year to a Security Holder who is a Related Party shall be one-third of the original number of shares held in escrow on behalf of such Security Holder.

     7. A release from escrow of all or part of the escrowed securities shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

     8. The Security Holders shall, if a dividend is declared while the escrowed securities or any of them continue to be held in escrow under this Agreement, renounce and release any right to receive payment of the dividend on the shares then held in escrow.

     9. If the Issuer is wound up and any securities remain in escrow under this agreement at the time when a distribution of assets to holders of securities is made by the liquidator, the Security Holders shall assign their right to receive that part of the distribution which is attributable to the escrowed securities to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free securities in the Issuer rateably in proportion to their holdings.

     10. a. In the event that any or all of the business of the Issuer has become of little value or no value, the Issuer shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors and those Security Holders who are directors from time to time hereby agree to cause such resolution to be passed and certified to the satisfaction of the Exchange;

     b. The Security Holder jointly and severally agree with the Issuer and the Trustee that in the event of such diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

     c. The Exchange may, in its sole discretion, having regard to the value of the business of the Issuer as ultimately established and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Trustee. If the Exchange determines that less than all the securities then held in escrow shall be cancelled or released shall be taken rateably from the escrowed security holding of each of the Security Holders, unless the Exchange otherwise directs or the Security Holders, with the consent of the Exchange, otherwise agree in writing.

     d. On receipt by the Trustee of a determination to cancel, each of the Security Holders shall tender the required number of escrowed securities to the Issuer by way of gift for cancellation and, the Issuer shall thereupon take the necessary action, by way of reduction of capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation.

     e. Each of the Security Holders undertakes and agrees to vote and cause to be voted their respective securities in a manner consistent with the terms, conditions and intent of this agreement in relation to the aforesaid gifting back of securities for cancellation.

     11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow on the fifth anniversary of the date of this agreement, unless otherwise exempted in writing by the Exchange, shall be cancelled by the Trustee within 6 months of the said fifth anniversary.

     12. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered owners thereof.

     13. The Security Holders and the Issuer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

     14. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

     15.If the Trustee should wish to resign, it shall give at least 3 months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holders, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

     16. The covenants of the Security Holders with the Issuer in this agreement are made with Issuer both in its own right and as trustee for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

     17. This agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

     18. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

     19. This agreement shall ensure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF the Issuer and Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.


                                  ALPHA VENTURES INC.

                                  per: ______________________________

                                  per: ______________________________


                                   MONTREAL TRUST COMPANY OF CANADA

                                   per: ______________________________

                                   per: ______________________________

SIGNED, SEALED AND DELIVERED by the respective Security Holders whose names are subscribed in the right-hand column below in the presence of the respective persons whose names are subscribed in the left-hand column.

                               KRAFT INVESTMENTS CORP.

                               per: _________________________________

                               1077431 ONTARIO LIMITED

                               per: _________________________________

-------------------------      -------------------------------------
Witness                        RRSP #009516S First Marathon Securities Limited
                               (Michael P. Kraft beneficiary)

-------------------------      -------------------------------------
Witness                        RRSP #371-05025 Nesbitt Burns Inc.
                               (Richard Sherman beneficiary)

                                   SCHEDULE"A"

to the Form C Performance Escrow Agreement dated the 30th day of April, 1997 and made among Alpha Ventures Inc. therein called the "Issuer", Montreal Trust Company of Canada, therein called the "Trustee", and certain security holders of the Issuer, therein called the "Security Holders".

                                                                 Certificate
                                                                 Numbers
  Name of Security Holder      Type of     Number of             of Escrowed
  and address                  Securities  Securities Escrowed   Securities
--------------------------------------------------------------------------------

RRSP #009516S                 Common       86,649
First Marathon Securities
Limited In Trust
Toronto, Ontario
(Michael P. Kraft,
Beneficiary)

Kraft Investments Corp.       Common       1,315,132

RRSP #371-05025               Common       32,675
Nesbitt Burns Inc.
Toronto, Ontario
(Richard Sherman,
Beneficary)

1077431 Ontario Limited       Common       1,426,082

Total                                      2,860,538


Such shares are issued in relation to the sale by the Security Holders of their shares of Alpha Corporation, which acquisition is the Major Transaction of the Issuer.